EXHIBIT 99.1

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
DIVISION OF
CORPORATION FINANCE

                                            November 14, 2005


William Bozsnyak
Chief Executive Officer and
Chief Financial Officer
SearchHelp, Inc.
1055 Stewart Avenue, Suite 12
Bethpage, NY 11714

RE:   SearchHelp, Inc.
      File No. 1-31590

Dear Mr. Bozsnyak:

      In your letters dated September 27, 2005, October 20, 2005 and November 9, 2005 you request that the staff waive the requirement to obtain a written consent from Weinick, Sanders, Leventhal & Co, LLP ("WSL"), the independent auditors of the company's 2004 and 2003 financial statements, in connection with the company's Form SB-2. Your letters and the accompanying affidavits, also signed by you, have been furnished pursuant to Rule 437 of Regulation C and have been filed with the Commission.

      We understand that the registrant is unable to obtain the consent because WSL no longer practices public accounting and has entered into liquidation proceedings. Based on the information contained in your affidavits, and the staff's understanding that the company remains unable to obtain WSL's consent, the staff will grant your waiver request concerning written consents in the Form SB-2 provided the company makes the following disclosures in the Form SB-2:

      o The company should state under the Experts section that the auditor for the company's 2004 and 2003 financial statements has not permitted use of its report in the company's registration statement. The auditor should not be named.

      o In the Risk Factors and Experts sections of the Form, the company should clearly disclose the limitations on recovery by investors due to the lack of consent. No disclosure in the registration statement should expressly or implicitly purport to disclaim the company's liability for the company's financial statements.

Mr. William Bozsnyak
SearchHelp, Inc.
November 9, 2005
Page 2 of 2


      o A copy of any previously issued consent of WSL should not be filed in the company's registration statement.

      In the event that circumstances change, the registration statement should be amended to include the audited financial statements and the auditor's consent required by the Form.

      The staff's conclusion is based solely on the information included in your letters and the accompanying affidavits. Different or additional material information could lead to a different conclusion. If you have any questions regarding this letter, please call me at (202) 551-3400.

                                             Sincerely,


                                             Sondra Stokes
                                             Associate Chief Accountant